                                                                  Rule 424(b)(3)
                                                      Registration No. 333-13056

                 SUPPLEMENT TO PROSPECTUS DATED JANUARY 12, 2001

                                                            Dated: March 1, 2003

                                 STATE OF ISRAEL
                         THIRD VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during March 2003 is 1.975%. This interest rate was calculated as follows:


applicable LIBOR           +number of basis points                     =        Initial Rate
for March 2003             set by State of Israel
                           at beginning of monthly
                           sales period

1.375%                     60 Basis Points                             =        1.975%


Applicable LIBOR is then adjusted July 1 and January 1.

Notes purchased in April 2003 will receive the rate and spread in effect for that sales period.